UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2020

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2020, Tenax Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement for Class C and Class D Units (the “RDO Purchase Agreement”) with an institutional investor (the “Investor”) and a Securities Purchase Agreement for Class E and Class F Units (the “PIPE Purchase Agreement” and, together with the RDO Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company agreed to issue in a registered direct offering 2,523,611 shares of the Company’s common stock, $0.0001 par value per share, at a purchase price of $1.02780 per share and pre-funded warrants (the “Registered Pre-Funded Warrants”) to purchase up to 652,313 shares of common stock at a purchase price of $1.02770 per Registered Pre-Funded Warrant, and issue in a concurrent private placement unregistered pre-funded warrants (the “Unregistered Pre-Funded Warrants”) to purchase up to 4,607,692 shares of common stock at the same purchase price as the Registered Pre-Funded Warrants, and unregistered common stock warrants (the “Unregistered Warrants”) to purchase up to 7,783,616 shares of common stock (such registered direct offering and private placement, collectively, the “Offerings”). The aggregate gross proceeds to the Company of the Offerings is expected to be approximately $8.0 million.

The Registered Pre-Funded Warrants and the Unregistered Pre-Funded Warrants have an exercise price of $0.0001 per share of common stock, are immediately exercisable, may be exercised at any time until exercised in full and are subject to customary adjustments. The Unregistered Warrants have an exercise price of $0.903 per share of common stock, are immediately exercisable, will expire five and one-half years from the date of issuance and are subject to customary adjustments.

The Registered Pre-Funded Warrants, the Unregistered Pre-Funded Warrants and Unregistered Warrants may not be exercised if the aggregate number of shares of the Company’s common stock beneficially owned by the holder (together with its affiliates) would exceed 19.99% of the Company’s outstanding common stock immediately after exercise. However, the holder may increase or decrease such percentage, provided that in no event such percentage exceeds 19.99%, upon at least 61 days’ prior notice from the holder to the Company.

The Company intends to use the net proceeds from the Offerings to further its clinical trials of levosimendan, for research and development and for general corporate purposes, including working capital and potential acquisitions.

Also on July 6, 2020 and in connection with the private placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to register for resale the shares of the Company’s common stock issuable upon exercise of the Unregistered Pre-Funded Warrants and the Unregistered Warrants (collectively, the “Unregistered Warrant Shares”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Investor of the Unregistered Warrant Shares within 120 days following the date of the Registration Rights Agreement.

Pursuant to the terms of the PIPE Purchase Agreement, the Company has agreed to appoint to its Board of Directors two directors designated in writing by a majority in interest of the purchasers named therein (the “Designor”) following the closing of the Offerings. In the event the Designor beneficially holds less than 19.90% but more than 9.99% of the Company’s issued and outstanding common stock, then the Designor shall have the right to designate only one director.

Under certain circumstances, including, but not limited to, (i) if the registration statement is not filed within the time period specified above or (ii) if the registration statement has not been declared effective (A) by the 120th day after the date of the Registration Rights Agreement (or, in the event of a “full review” by the Securities and Exchange Commission (the “SEC”), the 150th day after the date of the Registration Rights Agreement) or (B) within five trading days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments then the Company has agreed to pay the Investor, as partial liquidated damages, an amount equal to 1.0% of the Investor’s aggregate subscription amount paid pursuant to the PIPE Purchase Agreement.

H.C. Wainwright & Co., LLC (the “Placement Agent’) was engaged by the Company to act as its exclusive agent for the Offerings. The Company agreed to pay the Placement Agent a cash fee equal to 7.5% of the gross proceeds received by the Company in the Offerings, totaling approximately $600,000. The Company also has agreed to pay the Placement Agent $35,000 for non-accountable expenses, up to $40,000 for fees and expenses of legal counsel and other out-of-pocket expenses, a management fee equal to 1.0% of the gross proceeds raised in the Offerings and up to $12,900 for clearing fees. In addition, the Company has agreed to issue to the Placement Agent or its designees warrants to purchase up to 583,771 shares of common stock (representing 7.5% of the aggregate number of shares of common stock (or common stock equivalents) sold in the Offerings) (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Unregistered Warrants, except that the Placement Agent Warrants have an exercise price equal to $1.2848, or 125% of the offering price per share of common stock, and will be exercisable for five years from the effective date of the Offerings.

The Company offered the shares of common stock and Registered Pre-Funded Warrants in the registered direct offering pursuant to the Company’s registration statement on Form S-3 (File No. 333-224951) filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on May 15, 2018. A prospectus supplement relating to the shares of common stock and the Registered Pre-Funded Warrants offered pursuant to the registered direct offering was filed with the Commission on July 8, 2020 (the “Prospectus Supplement”).

The issuance and sale of the Unregistered Pre-Funded Warrants, the Unregistered Warrants, the Placement Agent Warrants and the shares of common stock issuable upon exercise of the Unregistered Pre-Funded Warrants, the Unregistered Warrants and Placement Agent Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the registration statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

A copy of the legal opinion of K&L Gates LLP relating to the shares of common stock and the Registered Pre-Funded Warrants, and the consent included therein, is attached to this Current Report on Form 8-K as Exhibit 5.1.

The Purchase Agreements and the Registration Rights Agreement include customary representations, warranties and covenants by the Company. The foregoing descriptions of the Registered Pre-Funded Warrants, the Unregistered Pre-Funded Warrants, the Unregistered Warrants, the Placement Agent Warrants, the Purchase Agreements and the Registration Rights Agreement are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 4.1 (with respect to both the Registered Pre-Funded Warrants and the Unregistered Pre-Funded Warrants), 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 related to the private placement of the Unregistered Pre-Funded Warrants and the Unregistered Warrants, the issuance of the Placement Agent Warrants and the shares of common stock issuable upon exercise of the Unregistered Pre-Funded Warrants, Unregistered Warrants and Placement Agent Warrants is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On July 6, 2020, the Company issued a press release announcing the Offerings. A copy of the press release is attached to this Current Report on Form 8-K as Exhibits 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 attached hereto, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Exhibits.

(d)    Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Unregistered Warrant
4.3	Form of Placement Agent Warrant
5.1	Legal Opinion of K&L Gates LLP
10.1	Form of Securities Purchase Agreement for Class C Units and Class D Units, dated as of July 6, 2020, by and between the Company and the Investor
10.2	Form of Securities Purchase Agreement for Class E Units and Class F Units, dated as of July 6, 2020, by and between the Company and the Investor
10.3	Form of Registration Rights Agreement, dated as of July 6, 2020, by and between the Company and the Investor
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)
99.1	Press Release, dated July 6, 2020, regarding Offerings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2020	Tenax Therapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
President and Chief Financial Officer